UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2007

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

307-1178 Hamilton Street, Vancouver, B.C., Canada V6B 2S2

(Address of principal executive offices and Zip Code)

(604) 307-4274

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We effected a forward stock split of our authorized, issued and outstanding common stock on April 2, 2007 with the Secretary of State of Nevada, whereby each one (1) share of our common stock prior to the stock split was equal to one and one-half (1.5) shares of common stock after the effective date of the stock split. As a result, our authorized capital increased from 562,500,000 shares of common stock with a par value of $0.001 to 843,750,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 32,306,250 shares of common stock to 48,459,375 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The forward stock split will become effective with NASD’s Over-the-Counter Bulletin Board at the opening of the market on April 4, 2007 under the new stock symbol “SSEY”. Our new CUSIP number is 843833 20 3.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Change filed with the Secretary of State of Nevada on March 29, 2007. effective April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Name: Eric Boehnke

Title: President, Secretary and Treasurer

Dated: April 4, 2007

CW1142042.1